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                                                                    EXHIBIT 10.1

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS *. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



                     PATENT AND TECHNOLOGY LICENSE AGREEMENT

         This thirty-seven (37) page AGREEMENT ("AGREEMENT") is made on this 12th day of August, 2004, by and between THE BOARD OF REGENTS ("BOARD") of THE UNIVERSITY OF TEXAS SYSTEM ("SYSTEM"), an agency of the State of Texas, whose address is 201 West 7th Street, Austin, Texas 78701, on behalf of THE UNIVERSITY OF TEXAS M. D. ANDERSON CANCER CENTER ("UTMDACC"), a component institution of SYSTEM, and CALLISTO PHARMACEUTICALS, INC., a Delaware corporation having a principal place of business located at 420 Lexington Avenue, Suite 1609, New York, New York 10170 ("LICENSEE").

                                TABLE OF CONTENTS

RECITALS                                                                 Page 2

I. EFFECTIVE DATE                                                        Page 3

II. DEFINITIONS                                                          Page 3

III. LICENSE                                                             Page 5

IV. CONSIDERATION, PAYMENTS AND REPORTS                                  Page 7

V. SPONSORED RESEARCH                                                    Page 12

VI. PATENTS AND INVENTIONS                                               Page 12

VII. INFRINGEMENT BY THIRD PARTIES                                       Page 13

VIII. PATENT MARKING                                                     Page 14

IX. INDEMNIFICATION AND INSURANCE                                        Page 14

X. USE OF BOARD AND UTMDACC'S NAME                                       Page 16

XI. CONFIDENTIAL INFORMATION AND PUBLICATION                             Page 17

XII. ASSIGNMENT                                                          Page 19

XIII. TERM AND TERMINATION                                               Page 19

XIV. WARRANTY: SUPERIOR-RIGHTS                                           Page 22

XV. GENERAL                                                              Page 24

SIGNATURES                                                               Page 26
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                                    RECITALS

A. In 1988, BOARD, The University of Texas System Cancer Center (now UTMDACC) and Argus Pharmaceuticals, Inc. ("ARGUS") entered into an Exclusive License Agreement (ORIGINAL LICENSE) for certain technologies relating to LICENSED SUBJECT MATTER developed at UTMDACC.

B. In 2004, the BOARD, UTMDACC and ARONEX (as successor in interest to ARGUS), reached an agreement to return rights to certain of the licensed technologies to BOARD ("RETURNED TECHNOLOGY") by amending the ORIGINAL LICENSE to exclude the RETURNED TECHNOLOGY from Schedule I and by granting the BOARD a limited license to U.S. Application No. 09/122,427. The parties also agreed that ARONEX would provide certain information relating to the RETURNED TECHNOLOGY to UTMDACC/BOARD, which information could be disclosed to third party licensees of the RETURNED TECHNOLOGY subject to certain restrictions. BOARD, UTMDACC and ARONEX' agreement is embodied in Amendment No. 6 to the ORIGINAL LICENSE ("AMENDMENT NO. 6"), excerpts of which are attached hereto as Exhibit II ("EXCERPTS").

C. BOARD, through UTMDACC, desires to have the LICENSED SUBJECT MATTER developed in the LICENSED FIELD and used for the benefit of LICENSEE, BOARD, SYSTEM, UTMDACC, the inventor(s), and the public as outlined in BOARD'S Intellectual Property Policy.


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D.       LICENSEE wishes to obtain a license from BOARD to practice LICENSED
         SUBJECT MATTER.

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties agree as follows:

                                I. EFFECTIVE DATE

1.1      This AGREEMENT is effective as of the date written above ("EFFECTIVE
         DATE").

                                 II. DEFINITIONS

         As used in this AGREEMENT, the following terms have the meanings indicated:

2.1 AFFILIATE means any business entity more than fifty percent (50%) owned by LICENSEE, any business entity which owns more than fifty percent (50%) of LICENSEE, or any business entity that is more than fifty percent (50%) owned by a business entity that owns more than fifty percent (50%) of LICENSEE.

2.2 ARONEX PATENT shall mean U. S. Patent Application No. 09/122,427 (MDA 94-031 CON), its foreign equivalents, and any divisionals, continuations, resissues, reexaminations or extensions thereof.

2.3 LICENSED FIELD with respect to LICENSED SUBJECT MATTER other than the subject matter of the ARONEX PATENT shall mean all fields of use. LICENSED FIELD with respect to the subject matter of the ARONEX PATENT shall mean: (1) compositions containing, as an active ingredient, Anthracyclines or related DNA-binding agents, such as those exemplified by Annamycin, its derivatives or analogs; (2) methods of delivering said compositions to a patient, tissue or other target; and (3) methods for manufacturing such compositions.


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2.4      LICENSED PRODUCTS means any product or service sold by LICENSEE comprising LICENSED SUBJECT MATTER pursuant to this AGREEMENT and that is covered by: (i) a claim in a pending patent application, which claim was filed in good faith, is being diligently prosecuted, and has not been abandoned and finally disallowed without the possibility of appeal or refiling; or (ii) a claim in an issued, unexpired patent that has not been withdrawn, canceled or disclaimed, or held invalid by a non-appealed or unappealable decision by a court or other appropriate body of competent jurisdiction.

2.5 LICENSED SUBJECT MATTER means inventions and discoveries covered by PATENT RIGHTS or TECHNOLOGY RIGHTS within LICENSED FIELD.

2.6      LICENSED TERRITORY means the whole world.

2.7 NET SALES means the gross revenues received by LICENSEE from a SALE less sales discounts actually granted, sales and/or use taxes actually paid, import and/or export duties actually paid, outbound transportation actually prepaid or allowed, and amounts actually allowed or credited due to returns (not exceeding the original billing or invoice amount), all as recorded by LICENSEE in LICENSEE'S official books and records in accordance with generally accepted accounting practices and consistent with LICENSEE'S published financial statements and/or regulatory filings with the United States Securities and Exchange Commission.

2.8 PATENT RIGHTS means BOARD's rights in information or discoveries described in invention disclosures, or claimed in any patents, and/or patent applications, whether domestic or foreign, and all divisionals, continuations, continuations-in-part, reissues, reexaminations or extensions thereof, and any letters patent that issue thereon as defined in Exhibit I attached hereto. Notwithstanding the foregoing, with respect to the ARONEX PATENT, PATENT RIGHTS shall not exceed the scope of rights returned to the BOARD under Section 11 of AMENDMENT NO. 6.


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2.9      SALE OR SOLD means the transfer or disposition of a LICENSED PRODUCT for value to a party other than LICENSEE or AFFILIATE.

2.10 TECHNOLOGY RIGHTS means BOARD's rights in any technical information, know-how, processes, procedures, compositions, devices, methods, formulae, protocols, techniques, software, designs, drawings or data created by the inventor(s) listed in Exhibit I at UTMDACC before the EFFECTIVE DATE, which are not claimed in PATENT RIGHTS but that are necessary for practicing PATENT RIGHTS. Notwithstanding the foregoing, with respect to the ARONEX PATENT, TECHNOLOGY RIGHTS shall not exceed the scope of rights returned to the BOARD under Section 11 of AMENDMENT NO. 6.

                                  III. LICENSE

3.1 BOARD, through UTMDACC, hereby grants to LICENSEE a royalty-bearing, exclusive license under LICENSED SUBJECT MATTER to manufacture, have manufactured, use, import, offer to sell and/or sell LICENSED PRODUCTS within LICENSED TERRITORY for use within LICENSED FIELD. This grant is subject to Sections 14.2, 14.3 and 14.4 hereinbelow, the payment by LICENSEE to UTMDACC of all consideration as provided herein, the timely payment of all amounts due under any related sponsored research agreement between UTMDACC and LICENSEE in effect during this AGREEMENT, and is further subject to the following rights retained by BOARD and UTMDACC to:


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         (a)  Publish the general scientific findings from research related to
              LICENSED SUBJECT MATTER, subject to the terms of Article XI-Confidential Information and Publication; and

         (b) Use LICENSED SUBJECT MATTER for research, teaching, patient care, and other educationally-related purposes.

3.2 LICENSEE may extend the license granted herein to any AFFILIATE provided that the AFFILIATE consents in writing to be bound by this AGREEMENT to the same extent as LICENSEE. LICENSEE agrees to deliver such contract to UTMDACC within thirty (30) calendar days following execution thereof.

3.3 LICENSEE may grant sublicenses under LICENSED SUBJECT MATTER consistent with the terms of this AGREEMENT provided that LICENSEE is responsible for its sublicensees relevant to this AGREEMENT, and for diligently collecting all amounts due LICENSEE from sublicensees. If a sublicensee pursuant hereto becomes bankrupt, insolvent or is placed in the hands of a receiver or trustee, LICENSEE, acting under applicable law and in a timely manner, agrees to use its best reasonable efforts to collect all consideration owed to LICENSEE, including having the sublicensee agreement confirmed or rejected by a court of proper jurisdiction, if commercially reasonable.

3.4 LICENSEE must deliver to UTMDACC a true and correct copy of each sublicense granted by LICENSEE, and any modification or termination thereof, within thirty (30) calendar days after execution, modification, or termination.


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3.5      If this AGREEMENT is terminated pursuant to Article XIII-Term and
         Termination, BOARD and UTMDACC agree to accept as successors to LICENSEE, existing sublicensees in good standing at the date of termination provided that each such sublicensee consents in writing to be bound by all of the terms and conditions of this AGREEMENT.

                    IV. CONSIDERATION, PAYMENTS AND REPORTS

4.1 In consideration of rights granted by BOARD to LICENSEE under this AGREEMENT, LICENSEE agrees to pay to UTMDACC (except for those payments made directly to third parties as provided in subsection 4.1(a)) the following:

         (a) All out-of-pocket expenses incurred after the EFFECTIVE DATE of this agreement in filing, prosecuting, enforcing and maintaining PATENT RIGHTS. Said expenses will be paid directly by LICENSEE to the appropriate patent office, patent attorney or agent, or other relevant party or entity. In addition, LICENSEE shall pay to UTMDACC out-of-pocket expenses incurred by UTMDACC prior to the EFFECTIVE DATE in filing, prosecuting, enforcing and maintaining PATENT RIGHTS in the amount of $31,497.00. Said out-of-pocket expenses shall be paid to UTMDACC within thirty (30) calendar days of the date this AGREEMENT is executed by all parties and LICENSEE has received an invoice for the amount from UTMDACC;

         (b) A license fee in the amount of one hundred thousand dollars ($100,000.00). This fee will not reduce the amount of any other payment provided for in this Article IV, and is due and payable within thirty (30) calendar days after the AGREEMENT has been fully executed by all parties and LICENSEE has received an invoice for the amount from UTMDACC;


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         (c)  A running royalty equal to * percent (*%) of LICENSEE's NET SALES up to and including * dollars ($*) and a running royalty equal to
              * percent (*%) of LICENSEE's NET SALES for LICENSEE'S NET SALES in excess of * dollars ($*);

         (d)  Milestone payments upon occurrence of the following events:

              (i) upon acceptance of a first New Drug Application (NDA) by the Food and Drug Administration for a LICENSED PRODUCT, * dollars ($*); and

              (ii) upon approval of the first NDA for any LICENSED PRODUCT, * dollars ($*);

         (e) For any sublicense pursuant to Sections 3.3 and 3.4 hereinabove, which sublicense is executed prior to completion by LICENSEE of a Phase IIb clinical trial of a LICENSED PRODUCT, * percent (*%) of all royalties, up front payments, and milestone payments received by LICENSEE therefrom; and

         (f) For any sublicense pursuant to Sections 3.3 and 3.4 hereinabove, which sublicense is executed on or after completion by LICENSEE of a Phase IIb clinical trial of a LICENSED PRODUCT

              (i) * percent (*%) of royalties received by LICENSEE therefrom, and

              (ii) * percent (*%) of any milestone payments and up front payments received by LICENSEE therefrom.


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4.2      LICENSEE, in furtherance of the objectives of this AGREEMENT, agrees to make good faith expenditures towards the clinical development of at least one LICENSED PRODUCT, in a minimum amount of * dollars ($*), such expenditures to be committed within five (5) years following the EFFECTIVE DATE, or two (2) years following the receipt of GMP grade Annamycin from a third party, whichever time period is shorter. Upon written request, LICENSEE shall provide UTMDACC written documentation of such expenditures at the conclusion of the applicable time period.

4.3      Unless otherwise provided, all such payments are payable within thirty
         (30) calendar days after March 31, June 30, September 30, and December 31 of each year during the term of this AGREEMENT, at which time LICENSEE will also deliver to UTMDACC a true and accurate report, giving such particulars of the business conducted by LICENSEE and its sublicensees, if any exist, during the preceding three calendar months under this AGREEMENT as necessary for UTMDACC to account for LICENSEE's payments hereunder. This report will include pertinent data, including, but not limited to:

         (a) the accounting methodologies used to account for and calculate the items included in the report and any differences in such accounting methodologies used by LICENSEE since the previous report;

         (b) a list of LICENSED PRODUCTS produced for the three (3) preceding calendar months categorized by the technology it relates to under PATENT RIGHTS;

         (c) the total quantities of LICENSED PRODUCTS produced by the category listed in Section 4.3(b);

         (d)  the total SALES by the category listed in Section 4.3(b);


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         (e)  the calculation of NET SALES by the category listed in Section
              4.3(b);

         (f) the royalties so computed and due UTMDACC by the category listed in Section 4.3(b);

         (g) all consideration received from each sublicensee or assignee and payments due UTMDACC; and

         (h)  all other amounts due UTMDACC herein.

         Simultaneously with the delivery of each such report, LICENSEE agrees to pay UTMDACC the amount due, if any, for the period of such report. These reports are required even if no payments are due.

4.4 During the term of this AGREEMENT and for one year thereafter, LICENSEE agrees to keep complete and accurate records of its and its sublicensees' SALES and NET SALES and Section 4.2 expenditures in sufficient detail to enable the royalties and other payments due hereunder and LICENSEE's compliance with this AGREEMENT to be determined. LICENSEE agrees to permit UTMDACC or its representatives, at UTMDACC's expense, to periodically examine LICENSEE'S books, ledgers, and records during regular business hours for the purpose of and to the extent necessary to verify any report required under this AGREEMENT. If any amounts due UTMDACC are determined to have been underpaid in an amount equal to or greater than ten percent (10%) of the total amount due during the period so examined, then LICENSEE will pay the cost of the examination plus accrued interest at eight percent (8%) per annum or the maximum rate allowed by law, whichever is lower. In the event that LICENSEE has overpaid any payment due UTMDACC, UTMDACC will return any such overpayment to LICENSEE less demonstrable costs of the audit.


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4.5      Within thirty (30) calendar days following each anniversary of the
         EFFECTIVE DATE, LICENSEE will deliver to UTMDACC a written progress report as to LICENSEE's (and any sublicensee's) efforts and accomplishments during the preceding year in diligently commercializing LICENSED SUBJECT MATTER in the LICENSED TERRITORY and LICENSEE's (and sublicensees') commercialization plans for the upcoming year.

4.6 All amounts payable hereunder by LICENSEE will be paid in United States funds without deductions for taxes, assessments, fees, or charges of any kind. Checks are to be made payable to The University of Texas M.
         D. Anderson Cancer Center, and sent by United States mail to Box 297402, Houston, Texas 77297, Attention: Manager, Sponsored Programs or by wire transfer to:

         BANK ONE TEXAS
         910 TRAVIS
         HOUSTON, TEXAS   77002
         SWIFT: BONEUS44HOU

         ABA ROUTING NO:   111000614
         ACCOUNT NAME:     UNIV. OF TEXAS M. D. ANDERSON CANCER CENTER
         ACCOUNT NO:       1586838979
         REFERENCE:        include title and EFFECTIVE DATE of AGREEMENT and
         type of payment (e.g., license documentation fee, milestone payment, royalty [including applicable patent/application identified by MDA reference number and patent number or application serial number], or maintenance fee, etc.).


4.7 No payments due or royalty rates owed under this AGREEMENT will be reduced as the result of co-ownership of LICENSED SUBJECT MATTER by BOARD and another party, including, but not limited to, LICENSEE.

4.8 LICENSEE shall not be obligated to pay multiple royalties to UTMDACC for a single LICENSED PRODUCT in the event said LICENSED PRODUCT is covered by more than one patent application and/or patent that is (1) included in the PATENT RIGHTS; and/or (2) directed to a PRIEBE INVENTION. As used herein "PRIEBE INVENTION" shall mean an invention that: (1) cannot be practiced without infringing a claim of an issued patent or pending patent application under the PATENT RIGHTS, (2) is made by Dr. Waldemar Priebe or those working in his laboratory at UTMDACC and under his direction while both are employed by UTMDACC; (3) is conceived and reduced to practice within three (3) years of the EFFECTIVE DATE; (4) directly relates to Anthracycline or related DNA-binding agents, such as those exemplified by Annamycin, its derivatives or analogs; (5) is limited to the LICENSED FIELD; and (6) is not previously obligated to a third party, including, but not limited to, any obligations to a third party under the ORIGINAL LICENSE as amended by AMENDMENT NO. 6.


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                             V. SPONSORED RESEARCH

5.1 If LICENSEE desires to sponsor research for or related to the LICENSED SUBJECT MATTER, and particularly where LICENSEE receives payments for sponsored research pursuant to a sublicense under this AGREEMENT, LICENSEE (a) will notify UTMDACC in writing of all opportunities to conduct this sponsored research (including clinical trials, if applicable), (b) solicit research and/or clinical proposals from UTMDACC for this purpose, and (c) will give good faith consideration to funding the proposals at UTMDACC.

                           VI. PATENTS AND INVENTIONS

6.1 After the EFFECTIVE DATE, with the exception of PATENT RIGHTS relating to the ARONEX PATENT, Licensee will assume control and responsibility for the filing, prosecution and maintenance of the PATENT RIGHTS, including new applications and patent applications and patents existing as of the EFFECTIVE DATE. Should a new patent application be necessary to develop the LICENSED SUBJECT MATTER (other than LICENSED SUBJECT MATTER covered by the ARONEX PATENT), LICENSEE will prepare and file the appropriate patent applications, using an attorney or agent of LICENSEE's choosing, subject to consent by UTMDACC, which consent shall not be unreasonably withheld, and LICENSEE will pay the cost of searching, preparing, filing, prosecuting and maintaining same. LICENSEE shall promptly notify UTMDACC if it does not intend to pursue any application or patent, including maintaining any existing patents. If LICENSEE notifies UTMDACC that it does not intend to pursue any application or patent, or if LICENSEE does not respond or make reasonable efforts to agree with UTMDACC on the disposition of rights of a subject invention, then UTMDACC may file such application or pursue said patent at its own expense and LICENSEE's rights to such invention under this AGREEMENT shall terminate in their entirety. LICENSEE will provide UTMDACC with a copy of any application filed by or on behalf of LICENSEE, as well as copies of any documents received or filed by or on behalf of LICENSEE during prosecution of any patents or patent applications covered by PATENT RIGHTS. The parties agree that they share a common legal interest to get valid enforceable patents and that UTMDACC and LICENSEE will keep all privileged information received pursuant to this Section confidential. UTMDACC agrees to provide all information in its possession (including but not limited to data, reports or memoranda) reasonably necessary to LICENSEE for the prosecution of any current or future patent application related to the LICENSED SUBJECT MATTER. As between LICENSEE, BOARD and UTMDACC, BOARD and UTMDACC shall have full and complete control over filing, prosecution, maintenance and all other patenting matters relating to the ARONEX PATENT.


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                       VII. INFRINGEMENT BY THIRD PARTIES

7.1 Except for the ARONEX PATENT, LICENSEE, at its discretion and expense, may enforce any patent exclusively licensed hereunder against any infringement by third parties and is entitled to retain recovery from such enforcement. After reimbursement of LICENSEE'S reasonable legal costs and expenses related to such recovery, LICENSEE agrees to pay UTMDACC ten percent (10%) of any recovery (including punitive damages) awarded for patent infringement. LICENSEE must notify UTMDACC in writing of any potential infringement within sixty (60) calendar days of knowledge thereof. If LICENSEE does not file suit against a substantial infringer within six (6) months of knowledge thereof, then BOARD or UTMDACC may, at its sole discretion and expense, enforce any patent licensed hereunder on behalf of itself and LICENSEE, with UTMDACC retaining all recoveries from such enforcement and/or reduce the license granted hereunder to non-exclusive with respect to the patent(s) at issue. The provisions of this Section 7.1 shall not apply to the ARONEX PATENT, and as between LICENSEE, BOARD and UTMDACC, BOARD and UTMDACC shall have complete control over all infringement matters and actions relating to the ARONEX PATENT and the right to retain any recoveries therefrom

7.2 In any suit or dispute involving an allegation of infringement, the parties agree to cooperate fully with each other. At the request and expense of the party bringing suit, the other party will permit access during regular business hours, to all relevant personnel, records, papers, information, samples, specimens, and the like in its possession.


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                              VIII. PATENT MARKING

8.1 LICENSEE agrees to use reasonable efforts to mark all packaging containing individual LICENSED PRODUCT(S), documentation therefor, and when possible for actual LICENSED PRODUCT(S) SOLD by LICENSEE, AFFILIATES, and/or sublicensees of LICENSEE, LICENSED PRODUCTS will be permanently and legibly marked with the number of any applicable patent(s) licensed hereunder in accordance with each country's patent laws, including Title 35, United States Code.

                       IX. INDEMNIFICATION AND INSURANCE

9.1 LICENSEE agrees to hold harmless and indemnify BOARD, SYSTEM, UTMDACC, its Regents, officers, employees, students and agents from and against any claims, demands, or causes of action whatsoever, costs of suit and reasonable attorney's fees, including without limitation, those costs arising on account of any injury or death of persons or damage to property caused by, or arising out of, or resulting from, the exercise or practice by LICENSEE, its officers, its AFFILIATES or their officers, employees, agents or representatives, of the rights granted hereunder; provided, however, that the following is excluded from LICENSEE's obligation to indemnify and hold harmless:

         (a) the negligent failure of UTMDACC to substantially comply with any applicable governmental requirements; and

         (b) the negligence or willful malfeasance by a Regent, officer, agent or employee of UTMDACC or System.


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9.2      In no event shall BOARD, SYSTEM or UTMDACC be liable for any indirect, special, consequential or punitive damages (including, without limitation, damages for loss of profits or expected savings or other economic losses, or for injury to persons or property) arising out of, or in connection with, this AGREEMENT or its subject matter, regardless of whether BOARD, SYSTEM or UTMDACC knows or should know of the possibility of such damages. The total aggregate liability of BOARD, SYSTEM and UTMDACC for all damages of any kind relating to this AGREEMENT or its subject matter shall not exceed the amounts paid by LICENSEE to BOARD or UTMDACC under this AGREEMENT during the one (1) year period preceding the date of the event that gave rise to the liability. The foregoing exclusions and limitations shall apply to all claims and actions of any kind, whether based on contract, tort (including, but not limited to, negligence), or any other grounds.

9.3 Beginning at the time when any LICENSED SUBJECT MATTER is being distributed or sold (including for the purpose of obtaining regulatory approvals) by LICENSEE or by a sublicensee, LICENSEE shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than $2,000,000 per incident and $2,000,000 annual aggregate, and LICENSEE shall use reasonable efforts to have the BOARD, SYSTEM, UTMDACC, its Regents, officers, employees, students and agents named as additional insureds. Such commercial general liability insurance shall provide: (i) product liability coverage; (ii) broad form contractual liability coverage for LICENSEE's indemnification under this AGREEMENT; and (iii) coverage for litigation costs. The minimum amounts of insurance coverage required herein shall not be construed to create a limit of LICENSEE's liability with respect to its indemnification under this AGREEMENT.

9.4 LICENSEE shall provide UTMDACC with written evidence of such insurance within thirty (30) days of its procurement. Additionally, LICENSEE shall provide UTMDACC with written notice of at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance.


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9.5      LICENSEE shall maintain such commercial general liability insurance beyond the expiration or termination of this AGREEMENT during: (i) the period that any LICENSED SUBJECT MATTER developed pursuant to this AGREEMENT is being commercially distributed or sold by LICENSEE or by a sublicensee or agent of LICENSEE; and (ii) the five (5) year period immediately after such period.

                       X. USE OF BOARD AND UTMDACC'S NAME

10.1 LICENSEE will not use the name of (or the name of any employee of) UTMDACC, SYSTEM or BOARD in any advertising, promotional or sales literature, on its Web site, or for the purpose of raising capital without the advance express written consent of BOARD secured through:

         M. D. Anderson Services Corporation
         7505 S. Main, Suite 500, Unit 0525
         Houston, TX 77030
         ATTENTION: Natalie Wright
         Email: nwright@mdanderson.org

         Notwithstanding the above, LICENSEE may use the name of (or name of employee of) UTMDACC, SYSTEM or BOARD in routine business correspondence, or as needed in appropriate regulatory submissions without express written consent.


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                  XI. CONFIDENTIAL INFORMATION AND PUBLICATION

11.1 UTMDACC and LICENSEE each agree that all information contained in documents marked "confidential" and forwarded to one by the other (i) are to be received in strict confidence, (ii) used only for the purposes of this AGREEMENT, and (iii) not disclosed by the recipient party (except as required by law or court order), its agents or employees without the prior written consent of the other party, except to the extent that the recipient party can establish by competent written proof that such information:

         (a)  was in the public domain at the time of disclosure;

         (b) later became part of the public domain through no act or omission of the recipient party, its employees, agents, successors or assigns;

         (c) was lawfully disclosed to the recipient party by a third party having the right to disclose it;

         (d) was already known by the recipient party at the time of disclosure;

         (e) was independently developed by the recipient without use of the other party's confidential information; or

         (f)  is required by law or regulation to be disclosed.

11.2 Each party's obligation of confidence hereunder will be fulfilled by using at least the same degree of care with the other party's confidential information as it uses to protect its own confidential information, but always at least a reasonable degree of care. The obligation of confidence shall remain in force throughout the term of this AGREEMENT and for a period of five (5) years thereafter.

11.3 Either party may disclose to the relevant Patent Office personnel confidential information of the other party, necessary for the purpose of advancing the prosecution of PATENT RIGHTS relating to the LICENSED SUBJECT MATTER, provided however, that the disclosing party will inform the non-disclosing party of the intention to disclose and the nature of the confidential information to be disclosed prior to making such disclosure and the non-disclosing party will, to the extent possible, be given an opportunity to suggest an alternative to the disclosure.


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11.4     Notwithstanding any other provision herein to the contrary, UTMDACC reserves the right to publish the general scientific findings from research related to LICENSED SUBJECT MATTER, with due regard to the protection of LICENSEE'S confidential information. UTMDACC will submit the manuscript of any proposed publication to LICENSEE at least ninety
         (90) calendar days in advance of submission for publication, and LICENSEE shall have the right to review and comment upon the publication in order to protect LICENSEE'S confidential information. Upon LICENSEE'S request, publication may be delayed up to one hundred twenty (120) additional calendar days to enable LICENSEE to secure adequate intellectual property protection of LICENSEE'S confidential information that would otherwise be affected by the publication.

11.5 As indicated in AMENDMENT NO. 6, EXCERPTS of which are attached hereto as Exhibit II, BOARD and UTMDACC are obtaining certain Returned Technology Information (as defined in Paragraph II. J. 1. of AMENDMENT NO. 6) from ARONEX PHARMACEUTICALS, INC. Upon request, said Returned Technology Information will be made available to LICENSEE at LICENSEE's expense. In the event Returned Technology Information is subsequently disclosed to LICENSEE in connection with this AGREEMENT, LICENSEE covenants and agrees, in addition to its other obligations hereunder:

         (a) to maintain the Returned Technology Information in confidence and not use or disclose it except for the purposes, and subject to the limitations, set forth in subparagraphs II.J.2 (a)-(b) of AMENDMENT NO. 6;

         (b) to indemnify and hold ARONEX PHARMACEUTICALS, INC. and its directors, officers, employees, agents and Subsidiaries harmless against any Losses arising out of any use or disclosure of the Returned Technology Information by the LICENSEE or by any person or entity to which the LICENSEE has disclosed or transferred the Returned Technology Information;

         (c) to comply with the requirements set forth in subsection II.J.4 and 5 of AMENDMENT NO. 6 for any Documents in its possession;

         (d) that ARONEX PHARMACEUTICALS, INC. is a third party beneficiary of provisions II.J.6.(A), (B), and (C) of AMENDMENT NO. 6, with the authority to enforce the provisions against the LICENSEE; and

         (e) that LICENSEE shall treat Exhibit II both as Returned Technology Information under AMENDMENT NO. 6 and as confidential information under this AGREEMENT.


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                                XII. ASSIGNMENT

12.1 Except in connection with the sale of all of LICENSEE'S assets to a third party, this AGREEMENT may not be assigned by LICENSEE without the prior written consent of UTMDACC, which will not be unreasonably withheld.

                           XIII. TERM AND TERMINATION

13.1 Subject to Sections 13.2, 13.3, 13.4 hereinbelow, the term of this AGREEMENT is from the EFFECTIVE DATE to the full end of the term or terms for which PATENT RIGHTS have not expired.

13.2 Any time after five (5) years from the EFFECTIVE DATE, BOARD or UTMDACC have the right to terminate this license in any national political jurisdiction within the LICENSED TERRITORY if LICENSEE, within ninety
         (90) calendar days after receiving written notice from UTMDACC of the intended termination, fails to provide written evidence which shows, given the totality of the circumstances, that LICENSEE or its sublicensee(s) has commercialized or is actively and effectively attempting to commercialize a licensed invention in such jurisdiction(s), provided, however, that UTMDACC shall not send more than one (1) such written notice in any six (6) month period. The following definitions apply to Section 13.2: (a) "commercialized" means having SALES in such jurisdiction, and (b) "actively and effectively attempting to commercialize" means having, either directly or indirectly, an effective, ongoing and active research, development, manufacturing, marketing or sales program as appropriate, directed toward obtaining regulatory approval, and/or production and/or SALES in any jurisdiction, and has provided plans describing such attempts to UTMDACC to commercialize licensed inventions in the jurisdiction(s) that UTMDACC intends to terminate.


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13.3     Subject to any rights herein which survive termination, this AGREEMENT will earlier terminate in its entirety:

         (a) automatically, if LICENSEE becomes bankrupt or insolvent and/or if the business of LICENSEE shall be placed in the hands of a receiver, assignee, or trustee, whether by voluntary act of LICENSEE or otherwise;

         (b) upon ninety (90) calendar days written notice from UTMDACC, if LICENSEE breaches or defaults on the payment or report obligations of Article IV, or use of name obligations of Article X, unless, before the end of the such ninety (90) calendar day notice period, LICENSEE has cured the default or breach to UTMDACC's reasonable satisfaction, and so notifies UTMDACC, stating the manner of the cure;

         (c) upon thirty (30) calendar days written notice from UTMDACC, if LICENSEE fails to make the good faith expenditures detailed in
              Section 4.2 within the prescribed time period;

         (d) upon ninety (90) calendar days written notice from UTMDACC if LICENSEE breaches or defaults on any other obligation under this AGREEMENT, unless, before the end of the such ninety (90) calendar-day notice period, LICENSEE has cured the default or breach to UTMDACC's reasonable satisfaction and so notifies UTMDACC, stating the manner of the cure;

         (e) at any time by mutual written agreement between LICENSEE and UTMDACC subject to any terms herein which survive termination;

         (f)  if Section 13.2 is invoked;

         (g) if LICENSEE has defaulted or been in excess of one (1) month late on its payment obligations pursuant to the terms of this AGREEMENT on any two (2) occasions in a twelve (12) month period, provided however, that LICENSEE shall have fourteen (14) days from receiving written notice from UTMDACC of the second default or late payment to cure the default or late payment to the reasonable satisfaction of UTMDACC, and so notifies UTMDACC, stating the manner of cure;

         (h) upon one hundred twenty (120) calendar days written notice from LICENSEE, LICENSEE may terminate its obligations to make payments under this AGREEMENT solely with respect to a particular patent or patents included in PATENT RIGHTS, if such particular patent or patents is or are irrevocably adjudicated to be invalid or otherwise unenforceable;

         (i) upon one hundred twenty (120) calendar days written notice from LICENSEE if any particular patent or patents included in the PATENT RIGHTS and which account for at least thirty (30%) percent of the total royalty to UTMDACC pursuant to Article 4.1(c), is or are irrevocably adjudicated to be invalid or otherwise unenforceable; or

         (j) upon ninety (90) calendar days written notice from LICENSEE if BOARD is in breach of Article 14.1 (Confidential Information and Publication) unless, before the end of the such ninety (90) calendar-day notice period, UTMDACC has cured the default or breach to LICENSEE's reasonable satisfaction and so notifies LICENSEE, stating the manner of the cure.


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         13.4 Upon termination of this AGREEMENT:

         (a) nothing herein will be construed to release either party of any obligation maturing prior to the effective date of the termination;

         (b) LICENSEE covenants and agrees to be bound by the provisions of Articles IX (Indemnification and Insurance), X (Use of Board and UTMDACC's Name), and XI (Confidential Information and Publication) of this AGREEMENT;

         (c)  UTMDACC and BOARD agree to be bound by Article XI;

         (d) LICENSEE may, after the effective date of the termination, sell all LICENSED PRODUCTS and parts therefor that it has on hand at the date of termination, if LICENSEE pays the earned royalty thereon and any other amounts due pursuant to Article IV of this AGREEMENT;

         (e) Subject to Section 13.4(d), LICENSEE agrees to cease and desist any use and all SALE of the LICENSED SUBJECT MATTER and LICENSED PRODUCTS upon termination of this AGREEMENT; and

         (f) LICENSEE grants to BOARD and UTMDACC a nonexclusive royalty bearing license with the right to sublicense others with respect to improvements made by LICENSEE (including improvements licensed by LICENSEE from third parties) in the LICENSED SUBJECT MATTER. LICENSEE and UTMDACC agree to negotiate in good faith the royalty rate for the nonexclusive license. BOARD'S and UTMDACC's right to sublicense others hereunder is solely for the purpose of permitting others to develop and commercialize LICENSED PRODUCTS.


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                         XIV. WARRANTY: SUPERIOR-RIGHTS

14.1 Except for the rights, if any, of the Government of the United States of America as set forth below and except as provided in Section 14.3, BOARD represents and warrants its belief that (a) it is the owner of the entire right, title, and interest in and to LICENSED SUBJECT MATTER, (b) it has the sole right to grant licenses thereunder, and (c) it has not knowingly granted licenses thereunder to any other entity that would restrict rights granted hereunder except as stated herein.

14.2 LICENSEE understands that the LICENSED SUBJECT MATTER may have been developed under a funding agreement with the Government of the United States of America and, if so, that the Government may have certain rights relative thereto. This AGREEMENT is explicitly made subject to the Government's rights under any such agreement and any applicable law or regulation, including P.L. 96-517 as amended by P.L. 98-620. To the extent that there is a conflict between any such agreement, applicable law or regulation and this AGREEMENT, the terms of such Government agreement, applicable law or regulation shall prevail.

14.3 LICENSEE understands and agrees that BOARD and/or UTMDACC previously licensed the PATENT RIGHTS and LICENSED SUBJECT MATTER to ARGUS, and that certain rights thereto were returned to the BOARD pursuant to AMENDMENT NO. 6, EXCERPTS of which are attached hereto as Exhibit II. LICENSEE understands and agrees that LICENSEE's rights under this AGREEMENT are subject to the terms and conditions of AMENDMENT NO. 6, and that in the event of any conflict between this AGREEMENT and AMENDMENT NO. 6, AMENDMENT NO. 6 shall control. Nothwithstanding any other provision herein to the contrary, LICENSEE understands and agrees that with respect to the ARONEX PATENT and/or U.S. Application No. 09/122,427, described in Section 11 of AMENDMENT NO. 6, BOARD's rights to the subject matter thereof and thus the rights granted to LICENSEE under this AGREEMENT are limited in scope as set forth in Section 11. The license granted to LICENSEE in Article III of this AGREEMENT is expressly limited to the BOARD's licensing rights under Section 11, including, but not limited to, the restrictions on use solely in the Anthracycline Field, as set forth in Section 11 of AMENDMENT NO. 6.


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14.4     LICENSEE understands and agrees that BOARD and UTMDACC, by this
         AGREEMENT, make no representation as to the operability or fitness for any use, safety, efficacy, approvability by regulatory authorities, time and cost of development, patentability, and/or breadth of the LICENSED SUBJECT MATTER. BOARD and UTMDACC, by this AGREEMENT, also make no representation as to whether any patent covered by PATENT RIGHTS is valid or as to whether there are any patents now held, or which will be held, by others or by BOARD or UTMDACC in the LICENSED FIELD, nor do BOARD and UTMDACC make any representation that the inventions contained in PATENT RIGHTS and/or LICENSED SUBJECT MATTER do not infringe any other patents now held or that will be held by others or by BOARD.

14.5 LICENSEE, by execution hereof, acknowledges, covenants and agrees that LICENSEE has not been induced in any way by BOARD, SYSTEM, UTMDACC or employees thereof to enter into this AGREEMENT, and further warrants and represents that (a) LICENSEE has conducted sufficient due diligence with respect to all items and issues pertaining to this AGREEMENT; and
         (b) LICENSEE has adequate knowledge and expertise, or has used knowledgeable and expert consultants, to adequately conduct such due diligence, and agrees to accept all risks inherent herein.


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                                  XV. GENERAL

15.1 This AGREEMENT constitutes the entire and only agreement between the parties for LICENSED SUBJECT MATTER and all other prior negotiations, representations, agreements and understandings are superseded hereby. No agreements altering or supplementing the terms hereof will be made except by a written document signed by both parties.

15.2 Any notice required by this AGREEMENT must be given by prepaid, first class, certified mail, return receipt requested, and addressed in the case of UTMDACC to:

         The University of Texas M. D. Anderson Cancer Center
         Office of Technology Commercialization
         7515 S. Main, Suite 490, Unit 0510
         Houston, Texas 77030
         ATTENTION: William J. Doty

         with copy to BOARD:

         BOARD OF REGENTS
         The University of Texas System
         201 West Seventh Street Austin, Texas 78701
         ATTENTION: Office of General Counsel

         or in the case of LICENSEE to:

         Callisto Pharmaceuticals, Inc.
         420 Lexington Avenue, Suite 1609
         New York, New York   10170
         ATTENTION: Dr. Gary Jacobs, CEO
         FAX: (212) 297-0020

         or other addresses as may be given from time to time under the terms of this notice provision.

15.3 The Parties agree to comply with all applicable federal, state and local laws and regulations in connection with its activities pursuant to this AGREEMENT.


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15.4     Nothing in this AGREEMENT shall be deemed as a waiver by BOARD, SYSTEM or UTMDACC of its sovereign immunity.

15.5 Failure of BOARD or UTMDACC to enforce a right under this AGREEMENT will not act as a waiver of right or the ability to later assert that right relative to the particular situation involved.

15.6 Headings included herein are for convenience only and will not be used to construe this AGREEMENT.

15.7 BOARD and/or UTMDACC may disclose an executed copy of this AGREEMENT, in confidence, to ARONEX PHARMACEUTICALS, INC.

15.8 If any part of this AGREEMENT is for any reason found to be unenforceable, all other parts nevertheless will remain enforceable.



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         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this AGREEMENT.

BOARD OF REGENTS OF THE                        CALLISTO PHARMACEUTICALS, INC.
UNIVERSITY OF TEXAS SYSTEM

By /s/ John Mendelsohn, M.D.                   By /s/ Gary Jacob
   -------------------------                      --------------
    John Mendelsohn, M.D.                         Dr. Gary Jacobs
    President                                     Chief Executive Officer
    The University of Texas                       Callisto Pharmaceuticals, Inc.
    M. D. Anderson Cancer Center
Date: 8/12/04                                  Date: 7/20/04
      -------                                        -------

THE UNIVERSITY OF TEXAS
M. D. ANDERSON CANCER CENTER

By /s/ Leon Leach
   --------------
    Leon Leach
    Executive Vice President
    The University of Texas
    M. D. Anderson Cancer Center
Date: 8/11/04

Approved as to Content:

By /s/ William J. Doty
   -------------------
    William J. Doty
    Managing Director, Technology
    Commercialization
    M. D. Anderson Cancer Center
Date: 7/22/04






                                           Approved as to form /s/ Lori Stiffler
                                                               -----------------


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